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                                                                    EXHIBIT 21.1

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
SUBSIDIARY                                           JURISDICTION OF ORGANIZATION
----------                                           ----------------------------
Minera Vidaluz, S.A. de C.V.                         Mexico
Rovcal, Inc.                                         USA (CA)
ROV Holding, Inc.                                    USA (DE)
Remington Products Company, L.L.C.                   USA (DE)
Rayovac Foreign Sales Corporation                    Barbados
Rayovac (UK) Limited                                 U.K.
Rayovac Far East Limited                             Hong Kong
Zoephos International N.V.                           Netherlands Antilles
Rayovac Canada Inc.                                  Canada
Rayovac Europe B.V.                                  Netherlands
Rayovac Europe Limited                               U.K.
Brisco Electronics B.V.                              Netherlands
Brisco Electronics GmbH                              Federal Republic of Germany
Rayovac Latin America, Ltd.                          Cayman Islands
Rayovac Argentina S.R.L.                             Argentina
Rayovac Chile Ltda.                                  Chile (Santiago)
Rayovac Overseas Corp.                               Panama
Rayovac Venezuela, S.A.                              Venezuela
Distribuidora Rayovac Guatemala, S.A.                Guatemala
Rayovac Guatemala, S.A.                              Guatemala
Rayovac El Salvador, S.A. de C.V.                    El Salvador
Ray-O-Vac de Mexico, S.A. de C.V.                    Mexico
Rayovac Costa Rica, S.A                              Costa Rica
Rayovac Honduras, S.A.                               Honduras
Distribuidora Rayovac Honduras, S.A.                 Honduras
Rayovac Dominican Republic, S.A.                     Dominican Republic (Santo Domingo)
Rayovac Colombia, S.A.                               Colombia
ROV International Finance Company                    Cayman Islands
Varta S.A.                                           Colombia
Distribuidora Ray-O-Vac/Varta, S.A. de C.V.          Mexico
Varta Ltd.                                           England
Varta B.V.                                           Netherlands
Pile D'Alsac S.A.S.                                  France
Varta Batterie AB                                    Sweden
Varta Pilleri Ticaret Ltd. Sirketi                   Turkey
ROV German General Partner GmbH                      Germany
ROV German Limited GmbH                              Germany
ROV German Finance GmbH                              Germany
Rayovac Europe GmbH                                  Germany
Varta Geratebatterie GmbH                            Germany
Varta S.A.                                           France
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
SUBSIDIARY                                           JURISDICTION OF ORGANIZATION
----------                                           ----------------------------
Varta Batterie S.p.A.                                Italy
Varta-Hungaria Kreskedelmi es Szolgaltato KFT        Hungary
Varta Baterie Sp. Zo.o                               Poland
VARTA Baterie spol.s. r.o.                           Czech Republic
Varta Batterie GmbH                                  Austria
Varta Consumer Batteries A/S                         Denmark
Anabasis Handelsgesellschaft mbH                     Germany
Remington Licensing Corporation                      USA (DE)
Remington Consumer Products Limited                  United Kingdom
Remington Consumer Products (Ireland) Ltd.           Ireland
Remington Products, Inc.                             Canada
Remington Products GmbH                              Germany
Remington Products Australia Pty. Ltd.               Australia
Remington Products New Zealand Ltd.                  New Zealand
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